STOCK PLEDGE AGREEMENT


      This STOCK PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of May __, 2004, is made and entered into by and between SAVON TEAM SPORTS, INC., a Utah corporation ("Pledgor"), and EDDY GOLDWASSER ("Pledgeholder"), with reference to the following facts:

      A. Concurrently herewith, pursuant to the terms of a Stock Purchase Agreement, dated as of May 20, 2004 (the "Stock Purchase Agreement"), by and among Pledgor, Pledgeholder, Debra Fine, Gail S. Goldwasser, Trustee of the Gail
S. Goldwasser and Mark Chatinsky Family Trust and Small World Toys, a California corporation (the "Company"), Pledgor is acquiring all of the issued and outstanding common stock of the Company. In connection therewith and in partial payment for such shares, Pledgor is issuing to Pledgeholder a promissory note in the principal amount of $500,000 (the "Six Month Note"), a promissory note in the principal amount of $1,000,000 (the "Seven Month Note") and a promissory note in the principal amount of $700,000.

      C. As a condition to closing under the Stock Purchase Agreement, Pledgor has agreed to pledge to Pledgeholder, as security for repayment of the Six Month Note and the Seven Month Note (collectively, "the Notes"), an aggregate of 1,667 shares of the common stock of the Company on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

      1. SECURITY INTEREST; STOCK PLEDGE.

      (a) As security for the full and timely payment by Pledgor of the Notes and Pledgor's performance of its obligations under the Notes (the "Obligations"), Pledgor hereby pledges and grants to Pledgeholder a lien on and a continuing security interest in (i) 1,667 shares of the Common Stock of the Company owned beneficially or of record by Pledgor (the "Pledged Stock") and
(ii) all proceeds of the foregoing, including any and all dividends, cash, instruments, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing and any and all replacements thereof or substitutions therefor (the "Proceeds")(all of the items described in clauses (i) and (ii) of this clause (a), are collectively referred to as the "Collateral"). Concurrently herewith, Pledgor has delivered to Pledgeholder a stock certificate representing the Pledged Stock together with an assignment separate from the certificate, executed in blank by Pledgor with signature guaranteed by a bank or broker.

      (b) In the event that, during the term of this Agreement, there is any reclassification, readjustment, or other change in the capital structure of the Company or the issuance to Pledgor of any additional shares of the capital stock of the Company or there is any stock split or stock dividend effected, declared or paid on any of the Collateral, then all new, substitute and/or additional shares, issued or issuable to Pledgor with respect to the Collateral shall be

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deemed to be Collateral hereunder and shall be delivered to and held by
Pledgeholders under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

      (c) Until the occurrence of an Event of Default as defined in Section 5 below, Pledgor shall be entitled to exercise all voting and consensual rights pertaining to the Pledged Stock and to give consents, waivers, approvals, and ratifications in respect of the Pledged Stock, and to exercise and enjoy all other incidents of ownership of the Pledged Stock to the extent permitted under applicable law, provided, however, that Pledgor shall not exercise or refrain from exercising such rights if such action would (i) conflict with any provision of this Agreement or the Notes or (ii) impair the value of any of the Collateral or the rights or interests of Pledgeholder.

      2. DUTIES OF PLEDGEHOLDER. Pledgeholder, as a secured party, shall take such reasonable care with the Collateral. The powers of Pledgeholder hereunder are solely to protect his interest in the Collateral and shall not impose any duty upon Pledgeholder to exercise any of such powers.

      3. DUTIES OF PLEDGOR. Pledgor's duty to perform and observe the agreements and covenants on its part contained herein shall be absolute and unconditional, except as expressly provided herein.

      4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR.

      (a) Pledgor hereby represents and warrants to Pledgeholder as follows:

            (i) Except for restrictions created hereby and restrictions under applicable state, federal or other securities laws, there are no restrictions upon the transfer of any of the items of Collateral which Pledgor beneficially owns or in which Pledgor has any right or interest and Pledgor has the right and authority to pledge and grant a lien in each and all of items of the Collateral. All of the Pledged Stock is free from all liens, claims, encumbrances, options, purchase money or other security interests or other charge or rights of any person or entity of any kind whatsoever ("Liens").

            (ii) No consent of any other person or party, no consent, license, permit, approval or authorization of, exemption by notice or report to, or registration, filing, declaration with any governmental authority or regulatory body, foreign or domestic, is required either (A) for the grant of the security interests by Pledgor or for the execution, delivery or performance of this Agreement by Pledgor, (B) for the perfection or exercise by Pledgeholder of his rights and remedies hereunder or (C) in an Event of Default(as defined hereunder) for the exercise by Pledgeholder of the voting or other rights provided for in this Agreement or the remedies provided hereunder in respect of the Collateral.

            (iii) The Pledgor is the legal and beneficial owner of the Pledged Stock and has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement and to pledge all of its rights, title and interest in and to the shares of the Pledged Stock.

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            (iv) This Agreement creates a valid security interest in the
Collateral in favor of Pledgeholder securing the Obligations, which security interest has been perfected and is prior to any and all Liens. None of the Collateral constitutes "margin stock" as that term is used in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System. This Agreement constitutes a legal, valid and binding obligation, enforceable against Pledgor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws affecting creditors' rights and remedies general or public policy.

      (b) The Pledged Stock has been duly and validly issued and is fully paid and non-assessable and no options, warrants or other rights to acquire any securities of the Company have been issued or granted.

      (c) Without the prior written consent of Pledgeholder, which consent may be withheld in the sole discretion of Pledgeholder, (i) Pledgor will not allow the Company to issue additional shares of its equity securities, any securities convertible into or exchangeable for any equity securities of the Company or any options, warrants or other similar rights to acquire any of the equity securities of the Company; and (ii) Pledgor will not sell, transfer, assign or otherwise dispose of any or all of the Collateral or any interest therein (voluntarily or involuntarily, by operation of law or otherwise).

      (d) If Pledgor receives any payment or property which it is not entitled to retain pursuant to the terms of this Agreement, such payment or property shall be received in trust for Pledgeholder, shall be segregated from other funds and property of Pledgor and shall immediately be delivered over to Pledgeholder.

      (e) Pledgor hereby irrevocably appoints Pledgeholder, with full power of substitution, as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in the Pledgeholder's discretion, to take any action and to execute any instruments with Pledgeholder deems necessary or advisable to accomplish the purposes of this Agreement.

      5. REMEDIES UPON DEFAULT.

      (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

            (i) The breach by Pledgor of any representation, warranty or any material covenant contained in this Agreement.

            (ii) There occurs any "Event of Default" as defined in the Notes.

      (b) During the continuance of an Event of Default hereunder, Pledgeholder shall have the right to do any one or more of the following:

            (i) Declare all Obligations secured hereby immediately due and payable; and

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            (ii) Utilize any and all such other rights and remedies to which a secured creditor may be entitled at law or in equity.

      (c) In addition to the foregoing, upon an Event of Default, Pledgeholder shall have the right to vote the Pledged Stock, whether at any meetings of holders of securities of the Company or by written consent, which right shall be exercised, if at all, by giving written notice thereof to the Company, and the Company shall be entitled to rely on such notice without further notice or investigation. Once such notice is provided to the Company, Pledgeholder shall be treated in all respects as the holder of such Pledged Stock and shall be entitled to all rights of a holder thereof, including without limitation receipt of all notices or other information provided to holders of common stock or other securities of the Company, all inspection rights to which holders of common stock or other securities of the Company are entitled and the right to receive dividends and other distributions.

      (d) The rights and remedies available to Pledgeholder shall be cumulative and not exclusive of any other right or remedy available hereunder, at law or in equity. The exercise (partial or otherwise) of one or more of such rights or remedies shall not impair Pledgeholder's right to exercise any other or further right or remedy hereunder or at law or in equity. No failure or delay by Pledgor in exercising any right or remedy hereunder shall operate as a waiver thereof.

      6. TERMINATION OF PLEDGE. This Agreement creates a continuing security interest in the Collateral and this Agreement and the security interest granted hereby shall continue in full force and effect until all of the Obligations have been satisfied and paid in full (subject to reinstatement if at any time payment of any of the Obligations is voided, rescinded or otherwise must be returned by Pledgeholder for any reason), at which time the security interest granted hereunder shall terminate (subject to such reinstatement). Promptly following the receipt of written notice that the Obligations have been satisfied and paid in full, then, at Pledgor's expense, Pledgeholder shall return any certificates in his possession or under his control, representing the Pledged Stock (and any other items of Collateral in Pledgeholder's possession or control) and take such further action (at Pledgor's expense) as Pledgor may reasonably request to reflect the termination of this Agreement and the security interests created hereby. 7. ASSIGNMENT. The rights and obligations of Pledgor hereunder are not assignable by Pledgor. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

      8. NO CONTINUING WAIVER. The waiver of any Event of Default hereunder shall not constitute a continuing waiver or a waiver of any subsequent Event of Default.

      9. NOTICE. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given only if done in one or more of the following ways: (i) on the day of delivery if delivered personally,
(ii) two days after the date of mailing if mailed by registered or certified first class mail, postage prepaid, (iii) the next business day following deposit with an overnight air courier service which guarantees next day delivery, or

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(iv) when sent by facsimile (with a copy simultaneously sent by registered or certified mail return receipt requested), to the other party at the following address (or to such person or persons or such other address or addresses as a party may specify by notice pursuant to this provision):

            If to Pledgeholder:

                  Eddy Goldwasser
                  555  14th Street
                  Santa Monica, California 90402

            With a copy to:

                  Reed Smith LLP
                  1901 Avenue of the Stars, Suite 700
                  Los Angeles, California 90067
                  Attention: Irwin G. Barnet, Esq.
                  Facsimile: (310) 734-5299

            If to Pledgor:

                  Savon Team Sports, Inc.
                  c/o Small World Toys
                  5711 Buckingham Parkway
                  Culver City, California 90230-6515
                  Facsimile: (310) 258-1177


            With a copy to:

                  Loeb & Loeb LLP
                  10100 Santa Monica Boulevard
                  Suite 2200
                  Los Angeles, CA 90006
                  Attention: David L. Ficksman, Esq.
                  Facsimile: (310) 282-2200

      10. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      11. INTERPRETATION OF DOCUMENT. The parties hereto acknowledge and agree that this Agreement has been negotiated at arms' length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Agreement. Each party has had access to counsel of their selection. Accordingly, any rule of law, court decision or other legal precedent that would require interpretation of any ambiguities in this Agreement against the party that has drafted it is not applicable and is waived.

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      12. GOVERNING LAW; VENUE. This Agreement shall be governed by the procedural and substantive laws of the State of California without regard to conflict of law principles. The parties agree that any legal action or proceeding with respect to this Agreement may be brought exclusively in courts located in Los Angeles County in the State of California.

      13. ARBITRATION AND ATTORNEYS' FEES AND COSTS. Any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by mutual agreement of the parties hereto will be submitted to final and binding arbitration before JAMS/ENDISPUTE, or its successor. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS/ENDISPUTE, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of this Agreement and JAMS/ENDISPUTE's Comprehensive Arbitration Rules and Procedures ("Arbitration Rules") in effect at the time of filing of the demand for arbitration, and California Code of Civil Procedure Section 1282, et. seq. (the "Code of Civil Procedure"), as amended, and all other California procedural and substantive law. Specifically, Section 1283.05 of the Code of Civil Procedure shall govern the rights of discovery. To the extent there exists an inconsistency between this Agreement, the Arbitration Rules and/or the Code of Civil Procedure, then this Agreement, the Code of Civil Procedure and thereafter the Arbitration Rules will apply in such order. The parties will cooperate with JAMS/ENDISPUTE and with one another in selecting an arbitrator from JAMS/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings. In the event that the parties cannot agree on a neutral arbitrator or do not cooperate with one another in the selection thereof, the parties hereby authorize and direct JAMS/ENDISPUTE to appoint a neutral from its Los Angeles panel of neutrals. The parties shall participate in the arbitration in good faith, and they shall initially share equally in its costs, unless otherwise required by law; provided, however, the prevailing party is entitled to reimbursement of all attorneys' fees, expenses, and costs of arbitration as described below. Notwithstanding anything to the contrary provided in the Arbitration Rules, the arbitrator shall issue a reasoned award with supporting facts and law. The reasoned award shall will be final and non-appealable, except as provided by California law. The provisions of this Section may be enforced by any court of competent jurisdiction, as limited by this Agreement, and the prevailing party in such arbitration and court action shall be awarded all costs, fees, expenses, expert witness fees and attorneys' fees, all of the foregoing to be paid by the non-prevailing party. Notwithstanding the foregoing, a party may seek injunctive relief in a court of competent jurisdiction in connection with any arbitration. Any arbitration hereunder shall take place in the County of Los Angeles, California.

      14. AMENDMENTS. This Agreement, and any provision hereof, may be amended or waived only by an instrument in writing executed by each of Pledgor and Pledgeholder. No electronic record or electronic signature (other than telephonic facsimile) shall be deemed to be a writing so as to satisfy any requirement under this Agreement Note that any amendment, waiver, notice or other instrument under or pursuant hereto be in writing.

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      IN WITNESS WHEREOF, the parties hereto have executed this Stock Pledge
Agreement as of the date first written above.

                                    SAVON TEAM SPORTS, INC.



                                    By:
                                       -----------------------------------------


                                    --------------------------------------------
                                    Eddy Goldwasser

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